UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-A

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For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Envela Corporation
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada	88-0097334
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1901 Gateway Drive, Suite 100, Irving, Texas 75038
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Exchange on which Registered
Common Stock, par value $0.01 per share	NYSE Texas, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

The following description of the common stock, par value $.01 per share (“Common Stock”) of Envela Corporation (the “Company”) is filed with the United States Securities and Exchange Commission (the “Exchange”) in connection with the dual listing of the Common Stock with NYSE Texas, Inc. (the “NYSE Texas”).

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock contained in Exhibit 4.2, Description of Capital Stock, which was originally filed with the Exchange on March 16, 2022, and incorporated by reference into the Company’s 2024 Annual Report on Form 10-K, to which this Form 8-A relates, is incorporated in reference

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the NYSE Texas, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ John R. Loftus
John R. Loftus
Chief Executive Officer

Date: May 14, 2025